Exhibit 99.1
MARRIOTT AND STARWOOD UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 15, 2015, Marriott International, Inc. (“Marriott”) and Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) entered into the Agreement and Plan of Merger (the “original merger agreement”) which was subsequently amended on March 20, 2016 (the “amended merger agreement” and together with the original merger agreement, the “merger agreement”). Pursuant to the merger agreement Marriott will combine with Starwood through a series of transactions (the “Combination Transactions”). After the completion of the Combination Transactions Starwood will be an indirect wholly owned subsidiary of Marriott. On May 11, 2016, Starwood completed a series of transactions with Interval Leisure Group, Inc. (“ILG”) providing for the spin-off of Starwood’s vacation ownership business Vistana Signature Experiences, Inc. (“Vistana,”) from Starwood and Vistana’s subsequent merger with ILG (the “Vistana-ILG transactions”). For purposes of these unaudited pro forma condensed combined financial statements and the notes hereto, the Combination Transactions and Vistana-ILG transactions are referred to collectively as the “Transactions”.
These unaudited pro forma condensed combined financial statements give effect to the proposed Transactions (the “Pro Forma Combined”). Specifically, Marriott presents the pro forma consolidated balance sheet as if the Transactions had occurred on March 31, 2016. Marriott presents the pro forma consolidated statements of income for the three months ended March 31, 2016 and for the year ended December 31, 2015 as if the Transactions had occurred on January 1, 2015. Starwood provided Marriott with adjusted historical consolidated financial statements assuming the Vistana-ILG transactions had occurred to arrive at Starwood historical adjusted financial statements (the “Starwood Historical Adjusted”). See Note 7, “Starwood Historical Adjusted” to these unaudited pro forma condensed combined financial statements for further information.
In order to make these unaudited pro forma condensed combined financial statements easier to read, Marriott refers throughout to unaudited pro forma condensed combined financial statements, associated adjustments and related information as the “pro forma financial statements” throughout this document. All such statements and information are condensed and unaudited, and also combined, except where such information by its presentation or context applies only to Marriott or Starwood.
These pro forma financial statements treat Starwood’s Historical Adjusted debt as being assumed by Marriott. We are currently considering strategies to address Starwood’s outstanding public debt following completion of the Combination Transactions and intend to take steps necessary to cause Starwood’s outstanding public debt to be pari passu with the outstanding public debt of Marriott International, Inc.
The pro forma financial statements are based on, and should be read in conjunction with, the following separate historical consolidated financial statements and accompanying notes of Marriott and Starwood for the applicable periods:

•
Starwood financial statements as of and for (1) the year ended December 31, 2015 in its Annual Report on Form 10-K and (2) the three months ended March 31, 2016 in its Quarterly Report on Form 10-Q (each incorporated by reference in this current report); and

•	Marriott financial statements as of and for (1) the year ended December 31, 2015 in its Annual Report on Form 10-K and (2) the three months ended March 31, 2016 in its Quarterly Report on Form 10-Q.

MARRIOTT INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2016
(Millions of U.S. Dollars)

	Marriott Historical	Starwood Historical Adjusted (Note 7)	Reclassifications (Note 6)	Pro Forma Adjustments (Note 5)	Notes (Note 5)	Pro Forma Combined
ASSETS
Current assets
Cash and equivalents	$99	$1,268	$—	$(3,560)	(b)
				3,538	(c)	$1,345
Restricted cash	—	19	(19)	—		—
Accounts and notes receivable, net	1,143	580	7	—		1,730
Inventories	—	15	(15)	—		—
Current deferred taxes, net	—	—	—	—		—
Prepaid expenses and other	104	123	27	(16)	(d)	238
Assets held for sale	78	—	—	—		78
	1,424	2,005	—	(38)		3,391
Investments	—	183	(183)	—		—
Property and equipment, net	1,042	1,612	—	1,178	(e)	3,832
Goodwill and intangible assets	2,414	1,786	—	(1,786)	(a)
				8,839	(f)
				5,771	(g)	17,024
Equity and cost method investments	169	—	183	390	(h)	742
Notes receivable, net	218	—	—	—		218
Deferred taxes, net	620	712	—	—		1,332
Other noncurrent assets	234	439	—	(245)	(d)
	—	—	—	(5)	(k)	423
	$6,121	$6,737	$—	$14,104		$26,962
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Current portion of long-term debt	$300	$34	$—	$—		$334
Accounts payable	597	100	92	—		789
Accrued payroll and benefits	779	296	—	—		1,075
Liability for guest loyalty programs	1,013	—	481	—		1,494
Accrued expenses and other	558	—	943	(84)	(i)
				85	(j)
				18	(o)	1,520
Accrued expenses	—	1,241	(1,241)	—		—
Accrued taxes and other	—	275	(275)	—		—
	3,247	1,946	—	19		5,212
Long-term debt	3,859	2,318	—	3,538	(c)
				101	(k)	9,816
Liability for guest loyalty programs	1,641	—	714	—		2,355
Deferred income taxes	—	22	—	2,993	(m)	3,015
Other non-current liabilities	1,041	2,372	(714)	(1,328)	(i)
				(26)	(l)	1,345
Shareholders’ (deficit) equity	(3,667)	76	—	(76)	(a)
				8,989	(b)
				(85)	(j)
				(18)	(o)	5,219
Noncontrolling interest	—	3	—	(3)	(a)	—
Total equity	(3,667)	79	—	8,807		5,219
Total liabilities and equity	$6,121	$6,737	$—	$14,104		$26,962
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

MARRIOTT INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2016
(Millions of U.S. Dollars, except per share amounts)

	Marriott Historical	Starwood Historical Adjusted (Note 7)	Reclassifications (Note 6)	Pro Forma Adjustments (Note 5)	Notes (Note 5)	Pro Forma Combined
REVENUES
Base management fees	$172	$—	$85	$—		$257
Franchise fees	207	—	74	—		281
Incentive management fees	101	—	49	—		150
Management fees, franchise fees and other income	—	265	(265)	—		—
Owned, leased, and other revenue	247	235	21	—		503
Vacation ownership and residential sales and services	—	1	(1)	—		—
Cost reimbursements	3,045	661	18	—		3,724
	3,772	1,162	(19)	—		4,915
OPERATING COSTS AND EXPENSES
Owned, leased, and other-direct	166	199	—	—		365
Vacation ownership and residential	—	1	(1)	—		—
Depreciation, amortization and other	31	60	(18)	(8)	(a)
				4	(e)
				12	(f)	81
General, administrative, and other	163	86	3	(8)	(j)	244
Restructuring and other special charges (credits), net	—	32	—	(19)	(j)	13
Reimbursed costs	3,045	661	18	—		3,724
	3,405	1,039	2	(19)		4,427
OPERATING INCOME (LOSS)	367	123	(21)	19		488
Gains and other income	—	—	23	(21)	(i)	2
Interest expense, net	(41)	(23)	—	(19)	(c)
				2	(j)
				(2)	(k)	(83)
Equity in earnings (losses)	—	12	—	—		12
Gain (loss) on early extinguishment of debt, net	—	—		—		—
Gain (loss) on asset dispositions and impairments, net	—	2	(2)	—		—
INCOME (LOSS) BEFORE INCOME TAXES	326	114	—	(21)		419
Provision for income taxes	(107)	(36)	—	3	(d)
				7	(m)	(133)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$219	$78	$—	$(11)		$286
EARNINGS PER SHARE-Basic
Earnings per share	$0.86				(n)	$0.73
EARNINGS PER SHARE-Diluted
Earnings per share	$0.85				(n)	$0.72
Weighted average shares outstanding—basic (in millions)	254.4				(n)	390.0
Weighted average shares outstanding—diluted (in millions)	258.9				(n)	395.5
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

MARRIOTT INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
YEAR ENDED DECEMBER 31, 2015
(Millions of U.S. Dollars, except per share amounts)

	Marriott Historical	Starwood Historical Adjusted (Note 7)	Reclassifications (Note 6)	Pro Forma Adjustments (Note 5)	Notes (Note 5)	Pro Forma Combined
REVENUES
Base management fees	$698	$—	$366	$—		$1,064
Franchise fees	853	—	293	—		1,146
Incentive management fees	319	—	210	—		529
Management fees, franchise fees and other income	—	1,084	(1,084)	—		—
Owned, leased, and other revenue	986	1,192	73	—		2,251
Vacation ownership and residential sales and services	—	7	(7)	—		—
Cost reimbursements	11,630	2,593	67	—		14,290
	14,486	4,876	(82)	—		19,280
OPERATING COSTS AND EXPENSES
Owned, leased, and other-direct	733	931	—	(1)	(l)	1,663
Vacation ownership and residential	—	6	(6)	—		—
Depreciation, amortization and other	139	241	(67)	(29)	(a)
				16	(e)
				48	(f)	348
General, administrative, and other	634	388	15	(5)	(j)	1,032
Restructuring and other special charges (credits), net	—	72	—	(20)	(j)	52
Reimbursed costs	11,630	2,593	67	—		14,290
	13,136	4,231	9	9		17,385
OPERATING INCOME (LOSS)	1,350	645	(91)	(9)		1,895
Gains and other income	27	—	67	(91)	(i)	3
Interest expense, net	(138)	(108)	—	(77)	(c)
				(11)	(k)	(334)
Equity in earnings (losses)	16	40	20	—		76
Gain (loss) on early extinguishment of debt, net	—	—	—	—		—
Gain (loss) on asset dispositions and impairments, net	—	(4)	4	—		—
INCOME (LOSS) BEFORE INCOME TAXES	1,255	573	—	(188)		1,640
Provision for income taxes	(396)	(165)	—	11	(d)
				60	(m)	(490)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$859	$408	$—	$(117)		$1,150
EARNINGS PER SHARE-Basic
Earnings per share	$3.22				(n)	$2.85
EARNINGS PER SHARE-Diluted
Earnings per share	$3.15				(n)	$2.81
Weighted average shares outstanding—basic (in millions)	267.3				(n)	402.9
Weighted average shares outstanding—diluted (in millions)	272.8				(n)	409.4
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS GIVING EFFECT TO THE TRANSACTIONS
Note 1. Basis of Presentation
The accompanying pro forma financial statements reflect the impact of the Transactions on Marriott’s consolidated financial statements. The pro forma consolidated balance sheet and pro forma consolidated statements of income are based on the historical financial statements and accounting records of Marriott and Starwood, giving effect to the Combination Transactions-related reclassifications and pro forma adjustments as described in these notes. Marriott presents the effect of the Vistana-ILG transactions, which includes the effects of the License, Service and Development Agreement entered into on May 11, 2016 upon completion of the Vistana-ILG transactions (the “Vistana Agreement”) on the historical consolidated financial statements of Starwood in Note 7, “Starwood Historical Adjusted.”
Marriott presents the pro forma consolidated balance sheet as if the Transactions had occurred on March 31, 2016. Marriott presents the pro forma consolidated statements of income for the three months ended March 31, 2016 and the year ended December 31, 2015 as if the Transactions occurred on January 1, 2015.
Marriott has adjusted historical consolidated financial statements of Marriott and Starwood to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) for the pro forma statements of income, expected to have a continuing impact on the combined results.
Marriott has prepared the pro forma financial statements for the Combination Transactions using the acquisition method of accounting under existing U.S. GAAP, with Marriott as the acquiror in the Combination Transactions for accounting purposes. Under the acquisition method of accounting, Marriott will measure the total estimated purchase price (consideration transferred) as described in Note 3, “Estimate of Consideration Expected to be Transferred,” at the closing date of the Combination Transactions (the "Closing Date") using the market price of Marriott common stock and number of outstanding shares of Starwood common stock and equity-based awards at that time. Therefore, this may result in a per share equity value that is different from that assumed for the purposes of preparing these pro forma financial statements. Marriott has based the underlying tangible and intangible assets acquired and liabilities assumed on their respective fair market values, with any excess purchase price allocated to goodwill. Marriott has measured the assets and liabilities of Starwood Historical Adjusted based on various preliminary estimates and will revise them at the effective time of the Combination Transactions as additional information becomes available and as Marriott performs additional valuation work.
The proposed Combination Transactions have not yet received all the necessary approvals from governmental authorities. For example, under certain laws and regulations, there are significant limitations on what Marriott can learn about Starwood before the Combination Transactions close. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements prepared in accordance with the rules and regulations of the SEC. Once the Combination Transactions have closed, Marriott will complete the purchase price allocation after performing a valuation of Starwood’s assets and liabilities at the level of detail necessary to finalize the purchase price allocation. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the pro forma financial statements and the combined company’s future results of operation and financial position.
Acquisition related transaction costs (e.g., investment banking, advisory, legal, valuation, and other professional fees) and certain acquisition restructuring and related charges have not been included as a component of consideration transferred as they must be expensed as incurred. Marriott estimates total transactions costs for the Combination Transactions will be approximately $139 million. The pro forma statements of income remove nonrecurring transaction costs incurred by both companies of $29 million for the three months ended March 31, 2016 and $25 million for the year ended December 31, 2015. The pro forma balance sheet reflects $85 million of remaining combination related transaction costs of both companies as an increase to Accrued expenses with a corresponding decrease in Shareholders’ equity (deficit). Marriott has not presented these remaining transactions costs in the pro forma statements of income because they will not have a continuing impact on the results of the combined company. The costs that Marriott and Starwood may ultimately incur could differ materially from this amount.
In order to prepare the pro forma financial statements, Marriott performed a preliminary review of Starwood’s accounting policies to identify significant differences. After the Combination Transactions are completed, Marriott will conduct an additional review of Starwood’s accounting policies to determine if differences in accounting policies require further adjustment or reclassification of Starwood’s results of operations, assets or liabilities to conform to Marriott’s accounting policies and classifications. As a result of that review, Marriott may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements.
Marriott presents the pro forma financial statements for informational purposes only and the pro forma financial statements are not necessarily indicative of what the combined company’s financial position or results of operations would actually have been had the Transactions been completed on the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. There were no material transactions between Marriott and Starwood during the periods presented in the pro forma financial statements that would need to be eliminated.
The pro forma financial statements do not reflect any cost savings that Marriott expects to realize. Marriott expects to deliver $250 million in annual cost savings on a stabilized basis as a result of the Combination Transactions by leveraging operating and general and administrative efficiencies. Although Marriott’s management expects that costs savings will result from the Combination Transactions, Marriott cannot assure you these cost savings will be achieved.
The pro forma financial statements also do not include any adjustment for liabilities or related costs that may result from integration activities, since management has not completed the process of making these assessments. Significant liabilities and related costs may ultimately be recorded for employee severance or relocation, costs of vacating some facilities and costs associated with other exit and integration activities.
The pro forma financial statements also do not reflect any adjustments for Starwood Historical Adjusted pensions or liabilities for the Starwood guest loyalty program, as Marriott lacks sufficient information to estimate the fair value of these items as of March 31, 2016. The Starwood Historical Adjusted guest loyalty program liability was calculated by Starwood using an actuarial valuation as of December 31, 2015. Therefore, Marriott has assumed the fair values approximate the book values as of March 31, 2016.
Note 2. The Combination Transactions
Upon completion of the Combination Transactions, under the terms of the amended merger agreement, Starwood stockholders will receive 0.80 shares of Marriott common stock and $21.00 in cash for each share of Starwood common stock. Additionally, Marriott will assume Starwood equity-based awards outstanding at the time of the closing. Starwood equity-based awards will be converted into equity-based awards for Marriott common stock, after giving effect to the equity award exchange ratio (this term, along with other terms discussed below, is defined in the original merger agreement, included as Exhibit 2.1 to Form 8-K filed by Marriott on November 16, 2015).

When Marriott entered into the amended merger agreement, it also obtained a commitment letter for a bridge credit facility, which would be a senior unsecured 364-day bridge facility in a principal amount of up to $3.5 billion, subject to certain conditions. Marriott is pursuing alternative financing to the bridge credit facility, including an amendment and restatement of its existing multicurrency revolving credit agreement to increase the amount of available borrowings to up to $4.0 billion and to extend its expiration to 2021, which Marriott expects to complete during second quarter of 2016. Marriott expects to finance the cash required to complete the merger transaction using a combination of variable and fixed rate debt instruments with varying maturities, although Marriott cannot assure you that such financing will be available at all or on acceptable terms. If such alternative financing is not available, the bridge credit facility would be available to finance the required cash payment.

The exchange ratio is fixed and will not be adjusted for changes in the market value of shares of Marriott or Starwood common stock. Based on the $66.04 per share closing price of Marriott common stock on May 31, 2016, the consideration Starwood stockholders will receive in the Combination Transactions has a value of approximately $73.83 per Starwood share, or approximately $12,549 million in the aggregate. The market values of Marriott common stock and number of outstanding shares of Starwood common stock and equity-based awards will continue to fluctuate until the Combination Transactions are completed. As a result, the consideration assumed for purposes of these pro forma financial statements will differ, and that difference may be material.
Note 3. Estimate of Consideration Expected to be Transferred
In estimating the fair value of the merger consideration, or purchase price, Marriott has assumed a price per share of Marriott common stock of $66.04, which represents the per share closing price of Marriott common stock on May 31, 2016.

The following is a preliminary estimate of the purchase price:

Preliminary Purchase Price (in millions, except per share data)
Equivalent shares of Marriott common stock to be issued (a)	135.6
Marriott common stock price as of May 31, 2016	$66.04
Estimated stock consideration to be transferred	8,955
Cash consideration to Starwood stockholders	3,560
Fair value of Marriott equity-based awards issued in exchange for vested Starwood equity-based awards (b)	34

Estimate of consideration expected to be transferred	$12,549

(a)
Represents 169.5 million outstanding shares of Starwood common stock as of May 31, 2016 multiplied by the exchange ratio. The actual number of shares of Marriott common stock that Marriott will issue to Starwood stockholders upon closing of the Combination Transactions will be based on the actual number of shares of Starwood common stock outstanding when the Combination Transactions close, and the valuation of those shares will be based on the trading price of Marriott common stock at that time.

(b)
Represents the fair value of Starwood equity-based awards for pre-Combination Transactions services. Under acquisition accounting, the fair value of replacement awards attributable to pre-Combination Transactions services are to be included in the consideration transferred.

Note 4. Preliminary Allocation of Consideration Transferred to Net Assets Acquired
The following table shows a preliminary allocation of the estimated consideration that Marriott will transfer to Starwood stockholders to the Starwood Historical Adjusted net assets that Marriott will acquire in the Combination Transactions based on their estimated fair values as of March 31, 2016:

(in millions)
Estimated consideration to be transferred	$12,549
Working capital	642
Property and equipment	2,790
Identifiable intangible assets	8,839
Equity and cost method investments	573
Other noncurrent assets	189
Deferred income taxes, net	(2,303)
Guest loyalty program	(1,195)
Debt	(2,453)
Other noncurrent liabilities	(304)
Net assets acquired	6,778

Goodwill	$5,771

The purchase price will be computed using the value of Marriott common stock and number of outstanding shares of Starwood common stock and equity-based awards on the Closing Date. Therefore the actual purchase price and resulting goodwill will fluctuate with the market price of Marriott common stock and the number of outstanding shares of Starwood common stock and equity-based awards until the Combination Transactions are consummated. As a result, the final purchase price and goodwill could differ significantly from the current estimate, which could materially impact the pro forma financial statements.
The following table shows sensitivities to changes in purchase price and goodwill due to changes in the per share price of Marriott common stock (in millions, other than per share amounts). Marriott performed these calculations using constant valuation inputs, which may change based on the final purchase price allocation.

	Price of Marriott Common Stock	Calculated Value of Stock Consideration	Cash Consideration Transferred	Equity Awards Issued	Total Purchase Price	Goodwill
As of May 31, 2016	$66.04	$8,955	$3,560	$34	$12,549	$5,771
Decrease of 20%	52.83	7,164	3,560	31	10,755	3,977
Increase of 20%	79.25	10,746	3,560	38	14,344	7,566
Note 5. Pro Forma Adjustments

(a)
Reflects the elimination of Starwood’s Historical Adjusted goodwill and intangible assets and equity (including non-controlling interest). The elimination of intangible assets results in the reversal of amortization expense of $8 million for the three months ended March 31, 2016 and $29 million for the year ended December 31, 2015.

(b)
Reflects the estimated consideration of $8,989 million in Marriott common stock and $3,560 million in cash that Marriott will transfer to Starwood stockholders. The actual number of shares of Marriott common stock issued to Starwood stockholders upon closing of the Combination Transactions will be based on the actual number of shares of Starwood common stock outstanding when the Combination Transactions close, and the fair value of those shares will be based on the trading price of Marriott common stock at that time.

(c)
These pro forma financial statements assume that Marriott will complete an offering of newly issued debt securities based on current market conditions and, as a result, will not borrow any amounts under the bridge facility provided for in the bridge credit facility commitment letter. In connection with the Combination Transactions, on a pro forma basis, Marriott expects to incur $3,560 million in additional borrowings consisting of variable and fixed rate debt instruments with varying maturities. Marriott expects to receive aggregate cash proceeds of $3,538 million, net of debt issuance costs estimated at $22 million, with an estimated weighted average interest rate of 2.05%. The adjustment reflects the expected interest expense, including amortization of debt issuance costs of $1 million for the three months ended March 31, 2016, and $4 million for the year ended December 31, 2015, under this new debt over the expected 6.1 year weighted-average maturity. Pro forma interest expense includes estimates for fixed and variable rate debt Marriott intends to issue prior to the closing of the Combination Transactions. The actual interest rate for fixed rate debt will be based on market conditions at the time the debt is issued. The actual interest rate for variable rate debt will be calculated as LIBOR (the London Interbank Offered Rate) plus a premium. As LIBOR is a variable rate, the actual amount of interest expense incurred on the variable rate debt will be based on market conditions. For each 1/8% (12.5 basis points) change in the estimated interest rate for the $3,560 million of additional debt we expect to incur in connection with the Combination Transactions, interest expense would increase or decrease by approximately $1.1 million per quarter, and $4.5 million per year.

(d)
Reflects elimination of Starwood Historical Adjusted prepaid income taxes related to intercompany sales of intangible assets and related tax provision of $3 million for the three months ended March 31, 2016, and $11 million for the year ended December 31, 2015.

(e)
The $1,178 million increase in Starwood Historical Adjusted property and equipment reflects an adjustment to record the assets acquired from Starwood at their estimated fair value. Adjustments to Starwood Historical Adjusted depreciation expense for property and equipment were based on comparing the historical depreciation recorded during the periods presented to the revised depreciation. Marriott calculated incremental depreciation expense of $4 million for the three months ended March 31, 2016, and $16 million for the year ended December 31, 2015 related to the step up in the fair values of the acquired property and equipment by dividing, on a straight line basis, the fair value assigned to these assets by the estimated remaining useful lives.

Marriott estimated the fair value of Starwood’s owned and leased properties by considering a combination of the income and market approaches. The owned and leased properties include land, buildings & improvements and furniture, fixtures and equipment at hotels owned by Starwood and at Starwood's leased hotels and office locations, including Starwood’s leased Stamford, Connecticut headquarters.

(f)
Reflects the estimated fair value of Starwood Historical Adjusted intangible assets. The following table shows a preliminary estimate of the fair value of those intangible assets and their related average estimated useful lives:

	Estimated Fair Value (in millions)	Average Estimated Useful Life (in years)
Brands	$7,270	indefinite
Management Agreements	951	30
Franchise Agreements	238	30
Loyalty Program Marketing Rights	130	25
Vistana Agreement	250	80
	$8,839
For Starwood’s finite lived intangible assets, the pro forma financial statements reflect an adjustment to Starwood Historical Adjusted amortization expense of $12 million for three months ended March 31, 2016, and $48 million for the year ended December 31, 2015.
Starwood’s identifiable intangible assets include brands, management agreements, franchise agreements, Starwood Preferred Guest (“SPG”) marketing rights and the Vistana Agreement. Starwood owns, operates, and in some cases franchises hotels under the St. Regis, The Luxury Collection, W, Westin, Le Méridien, Sheraton, Four Points, Aloft, Tribute and Element brand names. Marriott is still evaluating whether or not certain of these assets will be indefinite lived. Management and franchise agreements, including the associated pipelines, represent contract based intangible assets. SPG Marketing Rights represent a contract-based asset associated with fees Starwood receives from affiliation partnerships. The Vistana Agreement represents a contract-based asset associated with the Vistana-ILG transactions.
Marriott determined the fair value of Starwood Historical Adjusted identifiable intangible assets primarily using the income approach which requires an estimate or forecast of all the expected future cash flows, either through the use of the relief-from-royalty method or the multi-period excess earnings method. Marriott will record amortization expense assuming a straight-line basis over the expected life of the finite lived intangible assets, which approximates expected future cash flows.

(g)
Reflects the recognized goodwill, which represents the amount by which the estimated consideration transferred exceeds the fair value of the Starwood Historical Adjusted assets Marriott acquires and the liabilities Marriott assumes. Marriott will not amortize the goodwill, but will instead test the goodwill for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment.

(h)
Reflects an adjustment to record Starwood Historical Adjusted investments in joint ventures accounted for under the equity method to fair value as of March 31, 2016. Marriott estimated the fair value of those investments using a combination of the income and market approaches based on Starwood’s pro-rata share of the equity of the venture, after any outstanding mortgage debt on the properties.

(i)
Reflects elimination of Starwood Historical Adjusted deferred gains of $84 million included in Accrued expenses and $1,328 million included in Other non-current liabilities. Marriott has eliminated amortization of deferred gains of $21 million for three months ended March 31, 2016, and $91 million for the year ended December 31, 2015. Starwood deferred gains arose from historical asset sales.

(j)
Marriott estimates total transaction costs for the Combination Transactions will be approximately $139 million. The costs that Marriott and Starwood may ultimately incur could differ materially from this amount. Transaction costs include fees for investment banking, advisory, legal, valuation, and other professional fees. As the transaction costs will not have a continuing impact, Marriott has not shown the transaction costs in the pro forma statements of income. The pro forma statements of income remove nonrecurring transaction costs from General, administrative, and other and Restructuring and other special charges (credits), net of $8 million and $19 million, respectively, for the three months ended March 31, 2016 and $5 million and $20 million, respectively, for the year ended December 31, 2015. Additionally, Marriott removed $2 million of nonrecurring bridge credit facility fees from Interest expense, net in the pro forma statement of income for the three months ended March 31, 2016. Marriott reflects the remaining $85 million of transaction costs in the pro forma balance sheet as of March 31, 2016 as an increase to Accrued expenses and a decrease to Shareholders’ (deficit) equity.

(k)	Reflects the adjustment to fair value of the assumed Starwood Historical Adjusted debt, related deferred financing fees and related net increase in interest expense.

(l)	Elimination of Starwood Historical Adjusted deferred rent and related amortization related to properties leased by Starwood.

(m)
Reflects the estimated deferred taxes and income tax expense for the adjustments shown in the pro forma financial statements. Marriott calculated a decrease in tax expense of $7 million for three months ended March 31, 2016, and $60 million for the year ended December 31, 2015, using an estimated statutory tax rate of 32%. Marriott calculated a deferred tax liability of $2,993 million using the estimated statutory rate of 32% based on the preliminary step up in fair values of the net assets acquired. The estimated statutory rate of 32% neither reflects Marriott’s nor the combined company’s effective tax rate, which includes the impact of nondeductible expenses, tax audits and other permanent items as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(n)	The following table shows our calculation of pro forma combined basic and diluted earnings per share for the three months ended March 31, 2016, and the year ended December 31, 2015:
Earnings per share

(in millions, except per share data)	Three Months Ended March 31, 2016	Year Ended December 31, 2015
Pro forma net income	$286	$1,150
Basic weighted average Marriott shares outstanding	254.4	267.3
Starwood shares converted to Marriott shares (i)	135.6	135.6
Pro forma basic weighted average shares outstanding	390.0	402.9
Dilutive effect of securities:
Employee stock option and appreciation right plans	1.9	2.3
Deferred stock incentive plans	0.6	0.6
Restricted stock units	2.0	2.6
Marriott equity-based awards	4.5	5.5
Starwood equity-based awards converted to Marriott equity-based awards (i)	1.0	1.0
Pro forma diluted weighted average shares outstanding	395.5	409.4
Pro forma basic earnings per share	$0.73	$2.85
Pro forma diluted earnings per share	$0.72	$2.81

(i)
Represents the estimated number of shares of Marriott Class A common stock to be issued to Starwood stockholders based on the number of shares of Starwood common stock outstanding as of May 31, 2016 and after giving effect to the exchange ratio as determined in the merger agreement. Starwood Historical Adjusted weighted average diluted shares outstanding was 168 million for the three months ended March 31, 2016 and 170 million for the year ended December 31, 2015.

(o)
Marriott expects to incur $18 million of compensation expense related to terms in existing Starwood employment contracts. As these expenses will not have a continuing impact, they are not reflected in the pro forma statements of income.

Note 6. Reclassifications
Balance sheet reclassifications—Marriott has made certain reclassifications to the Starwood Historical Adjusted balance sheet to conform to Marriott’s presentation.
Statements of income reclassifications—Marriott has also made the following reclassifications to the Starwood Historical Adjusted statements of income to conform to Marriott’s presentation.

(i) To adjust Starwood Historical Adjusted management fees, franchise fees and other income:

(in millions)	March 31, 2016	December 31, 2015
Starwood management fees, franchise fees and other income	$(265)	$(1,084)
REVENUES
Base management fees	85	366
Franchise fees	74	293
Incentive management fees	49	210
Owned, leased, and other revenue	20	66
Cost reimbursements	18	67
OPERATING COSTS AND EXPENSES
Depreciation, amortization and other	18	67
General, administrative, and other	(2)	(9)
Reimbursed costs	(18)	(67)
Gains (losses) and other income (deferred gains)	21	91
	$265	$1,084
(ii) For the three months ended March 31, 2016, to reclassify Starwood Historical Adjusted residential sales and services revenues of $1 million to Owned, leased, and other and Starwood Historical Adjusted residential expenses of $1 million to General, administrative, and other. For the year ended December 31, 2015, to reclassify Starwood Historical Adjusted residential sales and services revenues of $7 million to Owned, leased, and other and Starwood Historical Adjusted residential expenses of $6 million to General, administrative, and other.
(iii) To adjust Starwood Historical Adjusted Loss on asset dispositions and impairments, net:

(in millions)	March 31, 2016	December 31, 2015
Starwood gain (loss) on asset dispositions and impairments, net	$2	$(4)
OPERATING INCOME
Gains (losses) and other income	2	(24)
Equity in earnings (losses)	—	20
	$2	$(4)

Note 7. Starwood Historical Adjusted
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
GIVING EFFECT TO THE VISTANA-ILG TRANSACTIONS
AS OF MARCH 31, 2016
(Millions of U.S. Dollars)

	Starwood Historical	Vistana-ILG Transactions (a)	Transaction- Related Adjustments	Notes	Starwood Historical Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$1,180	$(33)	$121	(b)	$1,268
Restricted cash	68	(49)	—		19
Accounts receivable, net of allowance for doubtful accounts	671	(91)	—		580
Inventories	355	(340)	—		15
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts	31	(31)	—		—
Prepaid expenses and other	175	(52)	—		123
Total current assets	2,480	(596)	121		2,005
Investments	197	(14)	—		183
Plant, property and equipment, net	2,068	(456)	—		1,612
Goodwill and intangible assets, net	1,948	(162)	—		1,786
Deferred income taxes	757	(29)	(16)	(c)	712
Other assets	867	(428)	—		439
Securitized vacation ownership notes receivable, net	127	(127)	—		—
	$8,444	$(1,812)	$105		$6,737
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$34	$—	$—		$34
Accounts payable	115	(15)	—		100
Current maturities of long-term securitized vacation ownership debt	45	(45)	—		—
Accrued expenses	1,399	(181)	23	(d)	1,241
Accrued salaries, wages and benefits	325	(29)	—		296
Accrued taxes and other	312	(21)	(16)	(c)	275
Total current liabilities	2,230	(291)	7		1,946
Long-term debt	2,318	—	—		2,318
Long-term securitized vacation ownership debt	111	(111)	—		—
Deferred income taxes	31	(9)	—		22
Other liabilities	2,407	(35)	—		2,372
Total liabilities	7,097	(446)	7		6,658
Commitments and contingencies
Stockholders’ equity	1,344	(1,366)	98	(b)(c)(d)	76
Noncontrolling interest	3	—	—		3
Total equity	1,347	(1,366)	98		79
Total liabilities and equity	$8,444	$(1,812)	$105		$6,737
See accompanying notes which follow.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
GIVING EFFECT TO THE VISTANA-ILG TRANSACTIONS
THREE MONTHS ENDED MARCH 31, 2016
(Millions of U.S. Dollars)

	Starwood Historical	Vistana-ILG Transactions (a)	Transaction- Related Adjustments	Notes	Starwood Historical Adjusted
Revenues
Owned, leased and consolidated joint venture hotels	$265	$(30)	$—		$235
Vacation ownership and residential sales and services	185	(184)	—		1
Management fees, franchise fees and other income	256	—	9	(e)	265
Other revenues from managed and franchised properties	698	(45)	8	(f)	661
	1,404	(259)	17		1,162
Costs and Expenses
Owned, leased and consolidated joint venture hotels	217	(18)	—		199
Vacation ownership and residential	142	(141)	—		1
Selling, general, administrative and other	86	—	—		86
Restructuring and other special charges (credits), net	39	(7)	—		32
Depreciation	62	(10)	—		52
Amortization	8	—	—		8
Other expenses from managed and franchised properties	698	(45)	8	(f)	661
	1,252	(221)	8		1,039
Operating income	152	(38)	9		123
Equity earnings and gains from unconsolidated ventures, net	12	—	—		12
Interest expense, net of interest income	(23)	2	(2)	(g)	(23)
Gain (loss) on asset dispositions and impairments, net	2	—	—		2
Income from continuing operations before taxes and noncontrolling interests	143	(36)	7		114
Income tax expense	(53)	20	(3)	(c)	(36)
Income (loss) from continuing operations	$90	$(16)	$4		$78
See accompanying notes which follow.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
GIVING EFFECT TO THE VISTANA-ILG TRANSACTIONS
YEAR ENDED DECEMBER 31, 2015
(Millions of U.S. Dollars)

	Starwood Historical	Vistana-ILG Transactions (a)	Transaction- Related Adjustments	Notes	Starwood Historical Adjusted
Revenues
Owned, leased and consolidated joint venture hotels	$1,293	$(101)	$—		$1,192
Vacation ownership and residential sales and services	687	(680)	—		7
Management fees, franchise fees and other income	1,047	—	37	(e)	1,084
Other revenues from managed and franchised properties	2,736	(181)	38	(f)	2,593
	5,763	(962)	75		4,876
Costs and Expenses
Owned, leased and consolidated joint venture hotels	1,005	(74)	—		931
Vacation ownership and residential	514	(508)	—		6
Selling, general, administrative and other	388	—	—		388
Restructuring and other special charges (credits), net	100	(28)	—		72
Depreciation	251	(39)	—		212
Amortization	29	—	—		29
Other expenses from managed and franchised properties	2,736	(181)	38	(f)	2,593
	5,023	(830)	38		4,231
Operating income	740	(132)	37		645
Equity earnings and gains from unconsolidated ventures, net	41	(1)	—		40
Interest expense, net of interest income	(111)	8	(5)	(g)	(108)
Gain (loss) on asset dispositions and impairments, net	(1)	(3)	—		(4)
Income from continuing operations before taxes and noncontrolling interests	669	(128)	32		573
Income tax expense	(180)	28	(13)	(c)	(165)
Income (loss) from continuing operations	$489	$(100)	$19		$408
See accompanying notes which follow.
Basis of Presentation
Starwood provided to Marriott Starwood Historical Adjusted pro forma financial statements from Starwood’s historical accounting records assuming the Vistana-ILG transactions have occurred. The pro forma balance sheet and statement of income include pro forma adjustments to remove the historical assets and liabilities and results of operations encompassed in the Vistana-ILG transactions as recorded by Starwood, including the related tax impacts. In addition, Marriott reflects the effects of the Vistana Agreement as those amounts that are factually supportable, directly attributable to the transaction and expected to have a continuing effect on the combined statements of income. Under the Vistana Agreement, Starwood granted an exclusive long-term license to Vistana to use the Westin and Sheraton brands in the vacation ownership business, and to use the St. Regis and The Luxury Collection brands in connection with the existing St. Regis and The Luxury Collection fractional residence properties, in exchange for a license fee consisting of a fixed $30 million annual payment (adjusted every five years by an inflation factor) and certain variable fees based on sales volumes.

The pro forma balance sheet gives effect to the Vistana-ILG transactions as if they had occurred on March 31, 2016, and the pro forma statements of income for the three months ended March 31, 2016 and the year ended December 31, 2015 give effect to the Vistana-ILG transactions as if they had occurred on January 1, 2015.
Marriott has presented the pro forma financial information for informational purposes only and the pro forma financial statements are not necessarily indicative of what the Starwood Adjusted Historical financial position or results of operation would actually have been had the Vistana-ILG transactions been completed on the dates indicated.
The pro forma financial statements reflect the following adjustments for the Vistana-ILG transactions:

(a)
Adjustment to remove the historical assets and liabilities and results of operations of Vistana as well as operations and accounts of the five hotels encompassed in the Vistana-ILG transactions as recorded by Starwood, including the related tax impacts.

(b)
Adjustment to reflect the approximately $123 million of cash certain of Starwood's subsidiaries received in connection with the Vistana-ILG transactions, offset, in part, by Starwood’s $2 million payment to ILG related to an employee deferred compensation plan.

(c)
Adjustments to Deferred income taxes, Accrued taxes and other, and Income tax expense to record the tax impact of divestiture accounting adjustments for the Vistana-ILG transactions. Marriott determined the income tax impact of the Vistana-ILG transactions pro forma adjustments by applying an estimated statutory tax rate of 38.5% to the pre-tax amount of the Vistana-ILG transactions related pro forma adjustments.

(d)	Adjustment to reflect an accrual for additional transaction costs that Starwood had not yet incurred at March 31, 2016 for the Vistana-ILG transactions.

(e)
Adjustments of $9 million for the three months ended March 31, 2016 and $37 million for the year ended December 31, 2015 primarily to reflect fixed and variable components of the royalty fees Starwood expects to receive from ILG under the Vistana Agreement. Under the terms of the Vistana Agreement, Vistana will pay Starwood an annual base royalty fee of $30 million, which is adjusted every five years for inflation, compounded annually. In addition, Vistana will pay Starwood a variable royalty fee equal to two percent of the gross sale price of sales of vacation ownership interests that are identified with or use the Starwood brands.

(f)
Includes cost reimbursements of $8 million for the three months ended March 31, 2016 and $38 million for the year ended December 31, 2015 for salaries, wages, and benefits and reservations, marketing, and other centralized services related to the five hotels and the Vistana vacation ownership properties included in the Vistana-ILG transactions. In connection with the Transactions, Vistana has agreed to reimburse Starwood for certain of those expenses at cost with no added margin.

(g)
Adjustments to reverse capitalized interest expense of $2 million for the three months ended March 31, 2016 and $5 million for the year ended December 31, 2015 related to construction of vacation ownership inventory.